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                                                                   EXHIBIT 3.B.2

                                SECOND AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          EL PASO ENERGY PARTNERS, L.P.

         This Second Amendment (this "Amendment") dated and effective at 8:00 a.m. Houston, Texas time on May 5, 2003 (the "Amendment Date"), to the Second Amended and Restated Agreement of Limited Partnership of El Paso Energy Partners, L.P., amended and restated effective as of August 31, 2000 (as in effect on this Amendment Date, including any exhibits thereto, the "Partnership Agreement"), is entered into by and among El Paso Energy Partners Company, a Delaware corporation, as the General Partner, and the Limited Partners.

                                  INTRODUCTION

         A. The Partnership desires to ensure that approval by all of the directors of the General Partner's board of directors will be obtained prior to the Partnership voluntarily entering into bankruptcy or similar proceedings.

         B. The Partnership desires to provide that all Outstanding Voting Units held by the General Partner and its Affiliates would be excluded from any Limited Partner vote relating to the removal of the General Partner.

         C. As a result, it is necessary or desirable to amend the Partnership Agreement.

                                    AGREEMENT

         In consideration of the covenants, conditions and agreements contained herein, pursuant to Section 15.1 of the Partnership Agreement, the Partnership Agreement is hereby amended as set forth herein.

         1. CAPITALIZED TERMS. Any capitalized term that is not defined in this Amendment shall have the meaning ascribed to that term by the Partnership Agreement.

         2. AMENDMENTS.

         A. The following provision is hereby added to the Partnership Agreement as Section 6.3(e) thereof:

                  "(e) (i) Notwithstanding any other provision of this Agreement, the General Partner is not authorized to institute or initiate on behalf of, or otherwise cause, the Partnership or any of the Operating Companies to,

                           (A) make a general assignment for the benefit of
                  creditors;

                           (B) file a voluntary bankruptcy petition;


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                           (C) file a petition seeking for the Partnership or
                  any of the Operating Companies a reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any law; or

                           (D) seek the appointment of a trustee, receiver or
                  liquidator of the Partnership or any of the Operating Companies or of all or any substantial part of any of the properties of any of them unless such action has been approved by all of the directors on the General Partner's board of directors.

                  (ii) No provision of this Section 6.3(e) shall be amended, altered, changed, repealed or rescinded in any respect unless such amendment is approved by the written consent or the affirmative vote of all of the directors on the General Partner's board of directors.

         B. The second sentence of Section 10.1 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

         "Unit Certificates shall be executed on behalf of the Partnership by any officer of either the General Partner or the Partnership."

         C. Section 13.2 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

         "13.2 Removal of the General Partner. The General Partner may be removed with or without Cause if such removal is approved by at least 66 2/3% of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner also must provide for the election of a new General Partner by the holders of a majority of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XII. The right of such Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any such successor General Partner shall be subject to the provisions of Section 12.3."

         D. Section 15.4 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

         "15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called only by the General Partner or, with respect to meetings called to remove the General Partner, by Limited Partners owning 66 2/3% or more of the Outstanding Voting Units (excluding for this purpose Units held by the General Partner and its Affiliates). Limited Partners shall call a meeting to




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         remove the General Partner by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting to remove the General Partner. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business."

         3. MISCELLANEOUS.

         A. PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

         B. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         C. INTEGRATION. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         D. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

         E. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         F. INVALIDITY OF PROVISIONS. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

                               GENERAL PARTNER

                               El Paso Energy Partners Company, a Delaware corporation


                               By:  /s/ D. Mark Leland
                                    -----------------------
                                    D. Mark Leland
                                    Chief Operating Officer

                               LIMITED PARTNERS

                               All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                               By: El Paso Energy Partners Company, as attorney -in-fact for all Limited Partners pursuant to Powers of Attorney granted pursuant to Section
                               1.4 of the Partnership Agreement.


                               By:   /s/ D. Mark Leland
                                    -----------------------
                                    D. Mark Leland
                                    Chief Operating Officer



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